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(m)(iv)(A)                                       Dated: As of September 20, 2000
                                                         Amended: March 13, 2001

                                     Form of
                                    EXHIBIT A
                                       TO
                        INVESTMENT B RULE 12b-1 AGREEMENT


                  The following Funds and their respective class of Shares shall be subject to the Investment B Rule 12b-1 Agreement by and between the Participating Organization and BISYS:

Fifth Third Prime Money Market Fund              Fifth Third Pinnacle Fund
            Investment B Shares                            Investment B Shares

Fifth Third U.S. Government Securities          Fifth Third Technology Fund
 Fund                                                     Investment B Shares
        Investment B Shares
                                                Fifth Third Multicap Value Fund
Fifth Third Quality Bond Fund                             Investment B Shares
            Investment B Shares
                                                Fifth Third Microcap Value Fund
Fifth Third Quality Growth Fund                           Investment B Shares
            Investment B Shares

Fifth Third Mid Cap Fund
            Investment B Shares

Fifth Third Balanced Fund
            Investment B Shares

Fifth Third Ohio Tax Free Bond Fund
            Investment B Shares

Fifth Third International Equity Fund
            Investment B Shares

Fifth Third Equity Income Fund
            Investment B Shares

Fifth Third Bond Fund For Income
            Investment B Shares

Fifth Third Municipal Bond Fund
            Investment B Shares